As filed with the Securities and Exchange Commission on April 10, 2009

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

International Game Technology

(Exact Name of Registrant as Specified in Its Charter)

___________________

Nevada	88-0173041
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9295 Prototype Drive

Reno, Nevada 89521

(Address, Including Zip Code, of Principal Executive Offices)

___________________

International Game Technology

Savings-Related Share Option Scheme

(Full Title of the Plan)

___________________

David D. Johnson, Esq.

Executive Vice President, General Counsel and Secretary

International Game Technology

9295 Prototype Drive

Reno, Nevada 89521

(775) 448-7777

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

J. Jay Herron, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.00015625 par value per share	600,000(1) shares	$10.875(2)	$6,525,000(2)	$365(2)

(1)    This Registration Statement covers, in addition to the number of shares of International Game Technology, a Nevada corporation (the “Company” or the “Registrant”), common stock, par value $0.00015625 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the International Game Technology Savings-Related Share Option Scheme (the “Scheme”) as a result of one or more adjustments under the Scheme to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)   Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 8, 2009, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 9.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2008, filed with the Commission on November 26, 2008 (Commission File No. 001-10684);
(b)

The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2008 filed with the Commission on February 12, 2009, as amended on February 17, 2009 (Commission File No. 001-10684);

(c)

The Company’s Current Reports on Form 8-K, filed with the Commission on October 23, 2008, November 19, 2008, December 19, 2008, as amended, December 30, 2008, January 9, 2009, January 28, 2009, as amended, February 4, 2009, March 6, 2009, and March 25, 2009 (each, Commission File No. 001-10684); and

(d)

The description of the Company’s Common Stock contained in its Registration Statement on Form S-3 filed with the Commission on February 16, 1994 (Commission File No. 033-52289), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

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Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by David D. Johnson. Mr. Johnson is the Executive Vice President, General Counsel and Secretary of the Company and is compensated by the Company as an employee. Mr. Johnson owns 41,821 shares of Common Stock and Company stock options to acquire up to an additional 233,092 shares of Common Stock. Mr. Johnson is not eligible to participate in the Scheme.

Item 6.	Indemnification of Directors and Officers

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the “Nevada Law”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Subsection 3 of Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification will generally not be available to a person if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of

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action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502. Section 6.2 of the Registrant’s Fourth Restated Code of Bylaws provides for indemnification of its directors and officers, substantially identical in scope to that permitted under the above Sections of the Nevada Law.

The Registrant’s Fourth Restated Code of Bylaws provides, pursuant to Subsection 2 of Section 78.751, that the expenses of its directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. The Registant also enters into indemnification agreements consistent with Nevada law with certain of its directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 9, which is incorporated herein by reference.

Item 9.	Undertakings
(a)	The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

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Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on April 8, 2009.

INTERNATIONAL GAME TECHNOLOGY
By:	/s/ David D. Johnson ____________________________________ David D. Johnson Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patti S. Hart and David D. Johnson, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Patti S. Hart ________________________ Patti S. Hart	President and Chief Executive Officer, Director (Principal Executive Officer)	March 28, 2009
/s/ Patrick Cavanaugh ________________________ Patrick Cavanaugh	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2009
/s/ Robert Bittman ________________________ Robert Bittman	Director	March 26, 2009

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/s/ Richard R. Burt ________________________ Richard R. Burt	Director	March 26, 2009
/s/ Robert A. Mathewson ________________________ Robert A. Mathewson	Director	April 8, 2009
/s/ Thomas J. Matthews ________________________ Thomas J. Matthews	Director	March 26, 2009
/s/ Robert Miller ________________________ Robert Miller	Director	March 27, 2009
/s/ Frederick B. Rentschler ________________________ Frederick B. Rentschler	Director	March 27, 2009
/s/ David E. Roberson ________________________ David E. Roberson	Director	March 27, 2009
/s/ Philip G. Satre ________________________ Philip G. Satre	Director	March 27, 2009

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.	International Game Technology Savings-Related Share Option Scheme.
5.	Opinion of Company Counsel (opinion re legality).
23.1	Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).
23.2	Consent of Counsel (included in Exhibit 5).
24.	Power of Attorney (included in this Registration Statement under “Signatures”).

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EXHIBIT 4

INTERNATIONAL GAME TECHNOLOGY

THE RULES

of the

INTERNATIONAL GAME TECHNOLOGY SAVINGS-RELATED SHARE OPTION SCHEME

INTERNATIONAL GAME TECHNOLOGY CORPORATION

1	Definitions
1.1	In this Scheme the following words and expressions bear the following meanings, namely:-

the Act: the Income Tax (Earnings and Pensions) Act 2003;

Adoption Date: the later of the date on which the Scheme is adopted by a board meeting and the Approval Date;

Application: an application for an Option in an Approved Form:

Approval Date: the date on which the Scheme receives formal HMRC approval;

Approved Form: a form approved by the Board and HMRC;

Associated Company: in the first sentence of Rule 6.4, an associated company as defined in paragraph 35(4) of Schedule 3 and in the second sentence of rule 6.4, as defined in paragraph 47 of Schedule 3;

Board: the board of directors of the Company or a duly constituted committee of it authorised and empowered to operate the Scheme consisting wholly of directors of the Company who are outside directors within the meaning of Internal Revenue Service Regulations 1.162-27(e)(3) and “disinterested persons” within the meaning of US Securities and Exchange Commission Rule 16b-3(c)(i);

Bonus Date: the date on which Repayments under a Savings Contract are due being the date on which a bonus is payable under the Savings Contract as specified by the Qualified Person in his Application, subject to the provisions of Rule 3.3;

Company: International Game Technology, a Nevada corporation;

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Control: control as defined in Section 995 of the Income Tax Act 2007;

Date of Grant: the date on which an Option is granted as specified in the relevant Option Certificate;

Employee: an employee of any company in the Group (including a director required by the terms of his employment or office to work for the Group or any part of it for 25 hours or more per week (exclusive of meal breaks)) who is not an Excluded Person;

Excluded Person: a person who has a Material Interest;

Exercise Price: the amount payable for each Share on the exercise of an Option determined in accordance with Rule 5 below;

Group: the Company and its subsidiaries from time to time (as defined in Section 736 of the Companies Act 1985.) over which the Company has Control;

HMRC: Her Majesty’s Revenue & Customs;

Invitation: a letter of invitation in the Approved Form;

Material Interest: an interest in 25 per cent or more of the Company’s share capital contrary to paragraph 12 of Schedule 3 to the Act;

New York Stock Exchange: The New York Stock Exchange, State of New York, United States of America;

Option: a right to acquire Shares granted pursuant to the Scheme;

Option Certificate: the Option Certificate in the Approved Form;

Option Holder: a Qualified Person or a former Qualified Person who holds an Option in accordance with the terms of the Scheme or, where the context permits,

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a person becoming entitled to any such Option in consequence of the death of the original Option Holder;

Option Period: a period of six months commencing on the Bonus Date and being the period within which (subject to the provisions of the Scheme) the Options must be exercised, if at all;

Qualified Person: any Employee:

(i)

whose earnings from the office or employment which makes him an Employee are (or would he if there were any) general earnings to which section 15 of the Act applies and those general earnings are (or would be if there were any) earnings for a tax year in which the individual is ordinarily resident in the UK; and

(ii)

who will have been so employed by a company in the Group for a continuous period of at least one year on the date on which the Board makes its Invitation for Applications under Rule 2.1. For the avoidance of doubt periods of service with any such company prior to its joining the Group shall be disregarded and a Qualified Person who takes maternity leave under the provisions of Part of the Employment Rights Act 1996 and exercises her right to return to work under that Act shall not be deemed to cease to be in the employment of the Company by virtue of taking that maternity leave and the period of maternity leave shall count towards the period of continuous employment;

The Board may, at its discretion, resolve to waive or vary all or any of the above conditions in respect of any Employee (but not so that they breach the requirements of Part 3 of Schedule 3 to the Act). Any Employee to whom the Board sends an Invitation in exercise of the discretion shall be allowed to participate in the Scheme on similar terms to all other Qualified Persons;

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Repayments: repayments made to a Qualified Person under a Savings Contract and either including or not including the bonus payable under the Savings Contract as specified by the Qualified Person in his Application, subject to the provisions of Rule 3;

Savings Authority: Yorkshire Building Society or any provider of certified SAYE savings arrangements nominated by the Board for the purpose of the Scheme;

Savings Contract: a certified contractual savings scheme within the meaning of Section 703 of the Income Tax (Trading and Other Income) Act 2005 entered into by the Qualified Person which has been approved for the purposes of Schedule 3 to the Act by TMRC;

Schedule 3: Schedule 3 to the Act;

Scheme: International Game Technology Corporation Savings-Related Share Option Scheme;

SEC: the United States of America Securities and Exchange Commission or any successor body;

Shares: common stock at a nominal value of $0.00015625 in the capital of the Company whether issued or unissued which satisfy’ the conditions specified in paragraphs 18 to 22 inclusive of Schedule 3;

Specified Age: 60.

1.2	In this Scheme (unless the context requires otherwise):
1.2.1

any reference to any statute or statutory provisions shall be construed as including a reference to any modification, re-enactment or extension of such statute or statutory provision for the time being in force, to any subordinate

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legislation made under the same and to any former statutes or statutory provisions which is consolidated or re-enacted;

1.2.2	the singular includes a reference to the plural and vice versa;
1.2.3	the masculine gender shall include the feminine gender;
1.2.4	references to the exercise of an Option shall where the context so allows include the exercise of an Option in part.
1.3	The Scheme shall be governed by and construed in accordance with the law of England and Wales.
1.4	Any words and expressions used in these rules shall so far as is consistent with the context have the same meanings as in Schedule 3.
2	Applications for Options
2.1

The Board may at any time after the Adoption Date, subject to any restrictions imposed under the US Securities and Exchange Commission Rules, invite Applications under the Scheme from Qualified Persons by sending them Invitations.

2.2	Each invitation shall be in writing and shall specify:-
2.2.1	the Exercise Price for the time and manner in which the Exercise Price will be communicated to Qualified Persons which time must be prior to the Date of Grant);
2.2.2	the last date by which Applications must be received (which shall be neither earlier than 14 days nor later than 21 days after the date of the Invitation);
2.2.3	whether the Board has decided to allow Qualified Persons to choose, for the purpose of determining the number of Shares over which an Option is to be

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granted, whether the payment under the Savings Contract is to be taken as including a bonus available under such Savings Contract (and, if so, which bonus) or no bonus at all; and

2.2.4

whether it is open to the Qualified Person to choose between Savings Contracts of different durations and Bonus Dates falling on different anniversaries of the commencement of the Savings Contract and, if so, which Savings Contracts and which Bonus Dates;

and the Board may, at its discretion, determine and include in the Invitations details of the maximum number of Shares over which Options may be granted at that time or any maximum monthly saving contribution.

2.3	Each invitation shall be accompanied by such documents relating to the Savings Contract as the Savings Authority may prescribe and an Application which shall provide for the Qualified Person to state:
2.3.1

the monthly savings contribution (being a multiple of ₤1 and not less than the minimum amount specified in the Savings Contract, provided that the minimum amount so specified is not lower than permitted by paragraph 25(3)(b) of the Act (as amended or replaced from time to time)) which he wishes to make under the related Savings Contract;

2.3.2

that his proposed monthly savings contribution under the Savings Contract, when added to any monthly savings contributions then being made under any other savings contract linked to an option granted under the Scheme or any other scheme approved under Schedule 3 to the Act will not exceed the maximum permitted under Rule 4.2;

2.3.3	if he may choose whether the Repayment under the Savings Contract be taken to include a bonus or no bonus for the purpose described in Rule 2.2.3, his choice in that respect; and

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2.3.4	if he may choose between Savings Contracts of different durations or Bonus Dates falling on different anniversaries of the commencement of the Savings Contract, his choice in that respect;

and to authorise the Board to enter on the form of Savings Contract such monthly savings contribution (not exceeding the maximum stated on the Application) as shall be determined pursuant to Rule 3 below.

2.4

Not later than the date specified in the Invitation as the last date for receipt of an Application, each person who was a Qualified Person on the date of the Invitation may, by the return of a duly completed Application complying with the requirements of this Rule 2 as specified on the Application, apply for an Option. A person may only submit one Application for an Option of any particular duration in response to each Invitation which he receives, but he may apply for Options of different durations, if the Invitation so permits. If he receives more than one Invitation relating to Options proposed to be granted on the same Date of Grant, he may submit only one Application for an caption of any particular duration in response to both or all of them, but he may apply for Options of different durations, if the Invitation(s) so permit(s).

2.5

An Application for an Option shall be writing and shall be accompanied by such documents relating to the Savings Contract as the Savings authority may prescribe, and the valid completion and return of such documents shall be a precondition of the grant of an Option.

2.6

Each Application shall be deemed to be for an Option over the largest whole number of Ordinary Shares which can be bought at the Exercise Price with the expected Repayments under the related Savings Contract at the appropriate Bonus Date taking into account the Qualified Person’s choice under Rule 2.3.3.

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3	Grant of Options
3.1	No Option shall be granted to any director or employee who has ceased to be a Qualified Person at the fate of Grant.
3.2

Subject to Rules 3.1 and 3.3, the Board shall grant an Option to each Qualified Person who has submitted a valid Application in respect of the number of Shares for which he is deemed to have applied within 30 days of the date by reference to which the relevant Exercise Price was fixed in applying the scaling down provisions contained in Rule 3.3, Options cannot be granted within the 30 day period referred to in this Rule 3.2, the Options may be granted within 40 days of the date by reference to which the relevant Exercise Price was fixed.

3.3

If valid Applications are received for a total number of Shares in excess of any maximum number of Shares determined by the Board pursuant to Rule 2.2 or any limitation under Rule 4, the Board shall scale down Applications by taking the following steps (or by such other procedure agreed by the Board in advance with HMRC) until the number of Shares applied for equals or is less than the number of Shares available;

3.3.1	by deeming each choice under Rule 2.3.3 to include a bonus to be a choice to include no bonus in the Repayment;
3.3.2

by reducing the monthly savings contributions pro rata (and consequently the number of Shares applied for) provided that the monthly savings contributions of a Qualified Person shall not be reduced below the minimum amount specified in the Savings Contract;

3.3.3	by selecting Applications by lot, each based on a monthly savings contribution of the minimum specified in the Savings Contract and the inclusion of no bonus in the Repayment.

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If after applying the above steps the number of Shares available is still insufficient to enable an Option based on the minimum monthly contributions specified in the Savings Contract to be granted to each Qualified Person whose Application so remains, no Options shall be granted.

3.4

Each Application shall be deemed to have been modified or withdrawn in accordance with the provisions of Rule 3.3 and the Board shall complete each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting therefrom.

3.5

Options shall be evidenced by the execution of a deed of grant by the Company. A single deed of grant may be executed in favour of any number of Qualified Persons. As soon as possible after Options have been granted the Company shall issue to each Option Holder an Option Certificate executed by the Company in such manner as the Board may from time to time prescribe. Each Option Certificate shall specify the Date of Grant of the Option, the number of Shares over which the Option is granted and the Exercise Price. If any Option Certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being provided as the Board may reasonably require.

3.6

No amount shall be paid in respect of the grant of an Option but the maintenance of the Savings Contract by the Option Holder shall be a condition of the continuance of the Option provided that the discontinuance of a Savings Contract with a view to the exercise of an Option will not preclude the Option Holder from exercising that Option.

4	Limitations
4.1	No Options shall be granted hereunder later than 10 years after the Adoption Date.
4.2	Contributions made by an Option Holder under his Savings Contract shall not he less than the minimum amount per month specified in the Savings Contract and

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shall be made in multiples of El per month. The maximum payments an Option Holder may make under his Savings Contract (when aggregated with the monthly payments being made under any other Savings Contracts entered into by the Option Holder and at that date still outstanding) shall be £250 per month or such other amount as may be specified in paragraph 25 of Schedule 3 of the Act from time to time.

4.3

Shares issued pursuant to the exercise of Options granted under this Scheme shall be charged against the applicable share limits of the Company’s 2002 Stock Incentive Plan (or any applicable share limit of any similar successor plan thereto), and no Options shall be granted hereunder that would exceed any such share limit.

5	Exercise Price

Each Option is to be an Option to subscribe for or acquire Shares in the Company at a price per Share determined by the Board but in any event not less than the higher of:-

(i)	the nominal value of such Share; and
(ii)

80 per cent (or such other percentage as may be specified in paragraph 28 of Schedule 3 to the Act from time to time) of the market value of a Share (as agreed with the Shares Valuation Division of HMRC).

6	Exercise of Options
6.1	Subject to Rules 6.2 and 6.4 below, the Option Holder may only exercise the Option if:-
6.1.1	at the date of exercise the Option folder is employed by or holds office with a company in the Group and is not an Excluded Person; and
6.1.2	the Option Period has commenced and not expired.

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6.2	The Option shall, in the following circumstances, be exercisable earlier and otherwise than as aforesaid:-
6.2.1

if the Option Holder ceases to hold office or employment with a company in the Group by reason of injury, disability evidenced to the satisfaction of the Board or redundancy (within the meaning of the Employment Rights Act 1996) or by reason of retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment or by reason of the Option Holder ceasing to be a director or employee of a company in the Group because his employing company ceases to be a member of the Group or the business or part of the business in which he is employed is transferred outside the Group then he shall exercise the Option within six months of so ceasing provided that the Option may not be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.2

if the Option Holder dies before the commencement of the Option Period while still holding office, or being employed by a company in the Group the Option must be exercised (if at all) within twelve months oaf his death by his legal personal representatives, if the Option Holder dies during the Option Period while still holding office or being employed by a company in the Group then the Option may be exercised within twelve months after the relevant Bonus Date by his legal personal representatives. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.3

if an Option Holder ceases to hold off ice or employment with a company in the Group more than three years after the Date of Grant for any reason except dismissal by his employer for dishonesty or fraud then he may exercise the Option within six months of so ceasing provided that the Option may not be exercised snore than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

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6.2.4

if an Option Holder reaches the Specified Age, then he may exercise his Option within six months after attaining that age, whether or not he retires at that age provided that the Option may not be exercised more than six months after the relevant Bonus Date;

6.2.5	if any person obtains Control of the Company while the Option Holder holds office or is employed by a company in the Croup as a result of:-
6.2.5.1

making a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company,

6.2.5.2	making a general offer to acquire all the shares in the Company which are of the same class as the Shares, or
6.2.5.3

consummation of a merger, consolidation, or other reorganization of the Company with or into one or more entities that are not subsidiaries of the Company under overseas legislation accepted by an officer of 1:1MRC as being closely comparable to section 899 (or sections 979-9.82) of the Companies Act 2006.

the Option may be exercised within six months (or, where sections 979-982 of the Companies Act 2006 apply, for so long as the purchaser remains bound or entitled to acquire Shares) of either (1) the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer made has been satisfied or (2) the time the merger, consolidation or other reorganization is completed, as applicable, provided that in neither case may the Option be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within such period, it shall then lapse;

6.2.6	if the Company passes a resolution for voluntary winding up, the Option may be exercised within six months of the passing of the resolution provided that the

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Option may not be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.7	for the purposes of Rule 6.2.5 a person shall be deemed to have obtained Control of the Company if he and others acting concert with him have together obtained Control of it.
6.3

If an Option Holder ceases to hold office or employment with a company in the Group less than three years after the Date of Grant for any reason other than those set out in Rules 6.2.1 or 6.2.2 or more than three years after the date of grant for any reason other than those set out in Rules 6.2.l to 6.2.3 the Option shall lapse.

6.4

No person shall be treated for the purposes of Rules 6.1, 6.2.1, 6.2.3 and 6.3 as ceasing to hold an office or employment with a company in the Group until he ceases to hold any office or employment in any company in the Group or an Associated Company. If, at the Bonus Date, the Option Holder holds an office or employment with a company which is a company over which the Company has Control or an Associated Company but which is not a member of the Group (or is a member of the Group which does not participate in the Scheme), then the Option Holder may exercise the Option during the Option Period.

6.5

Each Option is to be exercisable by an Option Holder once only in respect of all or any proportion of the Ordinary Shares comprised in the Option granted to him as adjusted in accordance with the provisions of the Scheme.

6.6

If, before the earliest time when, in accordance with the provisions of this Scheme, an Option Holder may exercise an Option he gives (or under the regulations governing the Savings Contract is deemed to have given) notice that he intends to stop paying contributions thereunder, such Option shall thereupon lapse.

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6.7

Exercise of an Option is to be by application in writing addressed to the Company or to such other person as the Board shall direct and specifying the number of Shares in respect of which the Option is being exercised and accompanied by the Option Certificate, such application to be delivered or sent by prepaid post to the registered office for the time being of the Company or to such office as may from time to time be specified by the Board. Exercise of the Option is conditional on receipt of the Exercise Price (which shall not exceed the sum obtained by way of Repayments). For this purpose any Repayment shall exclude the repayment of any contribution the due date for payment of which falls:

6.7.1	more than one month after the date on which the Repayment is made, or
6.7.2	after the end of the period within which the Option may be exercised.

If the Company is procuring the transfer of Shares from a third party under Rule 6.8 then it shall receive the Exercise Price as agent for the third party.

6.8

Subject to the regulations and enactments for the time being in force under any applicable national or foreign securities law and any rules, regulations and other requirements of any stock exchange or automated quotation system upon which the Shares may be listed or quoted and subject to compliance by the Option Holder with the terms of the Option the Company shall not later than thirty days after receipt of the application and the relevant Exercise price make an allotment to the Option Holder of the number of Shares specified in the application at the Exercise Price (as adjusted in accordance with the provisions of the Scheme) and will (subject to the provisions of Rule 6.9) deliver to the Option Holder evidence of title to such Shares provided that instead of allotting and issuing the appropriate number of Shares the Company shall have the right to satisfy its obligations of allotment by (in whole or in part) procuring that some or all of the Shares are transferred by a third party to the relevant Option Holder. For these purposes delivery or transfer to an Option Holder includes delivery or transfer to

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a nominee for the Option Holder provided that the Option Holder acquires the beneficial ownership of the Shares delivered or transferred.

6.9	The Company shall have no obligation to issue or deliver evidence of title for Shares under the Scheme prior to:-
6.9.1	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
6.9.2

completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

7	Substitution of Spares
7.1	Notwithstanding the provisions of Rule 6.2.5, if any company (“the Acquiring Company”) shall obtain Control of the Company as a result of:-
7.1.1	making a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the Acquiring Company will have Control of the Company;
7.1.2	making a general offer to acquire all the shares in the Company which are of the same class as the Shares.
7.1.3

consummation of a merger, consolidation, or other reorganization of the Company with or into one or more entities that are not subsidiaries of the Company under overseas legislation accepted by an officer of HMRC as being closely comparable to section 899 (or sections 979-982) of the Companies Act 2006.

any Option Holder may at any time within the appropriate period (as defined in Rule 7.2 below) by agreement with the Acquiring Company release his Option under the Scheme (“the Old Option”) in consideration of the rant to him of an

15

option (“the New Option”) which is equivalent (as defined in Rule 7.3 below) to the Old Option but relates to shares in a company other than the Company (being either the Acquiring Company or some other company within the provisions of paragraphs 18(b) or (c) of Schedule 3 to the Act). The New Option shall, for all the purposes of the Scheme, be treated as having been acquired at the same time as the Old Option.

7.2

For the purposes of Rule 7.1 above the appropriate period means a period of six months beginning with the time when the Acquiring Company has obtained Control of the Company and (if applicable) any condition subject to which the offer is made is satisfied.

7.3	For the purposes of Rule 7.1 above the New Option shall be equivalent to the Old Option if the requirements of paragraph 39(4)(a) to (d) inclusive of Schedule 3 to the Act are met.
7.4

For the avoidance of doubt if the Option Holder does not release his rights pursuant to the provisions of this Rule or exercise his Option pursuant to the provisions of Rule 6.2.5 hereof within the periods permitted by those rules they all such Options held by him shall lapse.

7.5

If, in accordance with this Rule 7, an Old Option is released and a New Option granted, the New Option shall not be exercisable under Rule 6.2.5 by virtue of the event by reason of which the New Option was granted.

7.6

Notwithstanding the definitions contained in Rule 1, if a New Option is granted pursuant to the provisions of Rule 7.1, then for the purposes of that New Option references (directly or indirectly) in Rules 6 to 15 (inclusive) to the Company and Share shall respectively mean the Acquiring Company and a share in the capital of the Acquiring Company or of some other company which satisfies the provisions of paragraphs 18 to 22 of Schedule 3 to the Act (except that for the purposes of Rule 6, reference to the Company in the definition of the Group shall continue to refer to International Game Technology Corporation).

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8	Variation of Share Capital

On any variation of the share capital of the Company (whether by way of capitalisation or rights issue or sub-division or consolidation of-the Shares) the Exercise Price and the number of Shares comprised in an Option shall be varied in such manner as the Board shall determine and such decision of the Board shall be final and binding on the Option Holder and the Company provided that:-

8.1

no adjustment to the Exercise Price shall be made pursuant to the provisions of this Rule which would result in any Shares being issued unlawfully at a discount and if in the case of any such Shares such an adjustment would but for this proviso have so resulted the Exercise price payable for such Shares shall be the nominal amount thereof; and

8.2

no variation to the number of Shares comprised in an Option or the Exercise Price thereof shall be made pursuant to any of the provisions contained in this Rule until an officer of H.MRC has approved such variation.

9	Rights of Shares Allotted

Shares to be allotted pursuant to the exercise of any Option shall rank pari passu in all respects and as one class with the Shares in issue at the date of allotment but shall not rank for any dividend the record date of which precedes the date of exercise of the Option.

10	Availability of Shares

The Company shall at all times have available sufficient unissued Shares to meet any exercise of any Option taking into account any arrangements made by the Company to procure the transfer by a third party to the relevant Option Holder of Shares to satisfy (whether in full or in part) the exercise of any Option.

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11	Listing

The Company shall use its reasonable endeavours to register the Shares allotted pursuant to the exercise of an Option with the SEC or to effect compliance with the registration, qualification and listing requirements of any other relevant national or foreign securities laws, stock exchange or automated quotation system.

12	Transfers of Options
12.1

No Option granted pursuant to this Scheme nor the benefit thereof may be transferred assigned charged or otherwise alienated save that nothing herein contained shall prohibit the transmission of an Option by operation of law.

12.2

If an Option Holder does or suffers an act or thing whereby he would or might be deprived of the legal or beneficial ownership of an Option that Option shall lapse immediately and the Board shall not knowingly permit its exercise.

13	Relationship between the Scheme and the Option Holders’ employment and Loss of Office
13.1	Options granted under the Scheme and any profits or gains made as a result of such Options are not pensionable under any of the Group’s pension arrangements.
13.2	Participation in the Scheme does not:-
13.2.1	confer upon any person any right to participate in the Scheme at any time in the future either at all or on any particular basis;
13.2.2	confer upon any person any right to continue in employment with any member of the Group;

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13.2.3	restrict the right of any member of the Group to terminate the employment of any Option Holder (without liability to any member of the Group) at any time with or without cause;
13.2.4	impose upon the Board any duty to exercise any power or discretion under the Scheme to the advantage of the Option Holder; or
13.2.5	impose upon any member of the Group or the Board or their representative agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:
13.2.5.1	the loss of an Option Holder’s Option(s) under the Scheme;
13.2.5.2	the loss of an individual’s eligibility to be granted Option(s) under the Scheme; and/or
132.5.3	the manner in which any power or discretion under the Scheme is exercised or the failure or refusal of any person to exercise any power or discretion under the Scheme.
13.3

Options under the Scheme shall not afford to an Option Holder any additional right to compensation on the termination of his employment which would not have existed had the Scheme not existed and, accordingly, any individual who participates in the Scheme shall waive any rights to compensation or damages in consequence of the termination of his office or employment with a company in the Group for any reason whatsoever insofar as these rights arise or may arise from him ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination or from the loss or diminution in value of such rights and/or entitlements notwithstanding any provision to the contrary in his contract of employment.

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14	Powers of Directors
14.1	The decisions of the Board shall be final and binding in all matters relating to the Scheme.
14.2

The Board may at any time discontinue the grant of further Options or decide in any year not to grant any Options. If the Scheme is discontinued the provisions of the Scheme shall nevertheless continue in full force and effect in relation to Options then subsisting.

14.3	The Board may amend any of the provisions of the Scheme in any way it thinks fit save that:-
14.3.1	(subject as herein provided) it may not modify the terms of an Option already granted except with the consent of the Option Holder;
14.3.2

it may not (except due to an adjustment contemplated by Rule 7 or any repricing that may be approved by shareholders) modify the terms of an Option in any manner that would constitute a repricing (by amendment, cancellation and red rant, exchange or other means) of the Exercise Price of the Option;

14.3.3	(where the Scheme is to remain approved) no amendment to a provision necessary to meet the requirements of Schedule 3 shall have effect until approved an officer of HMRC.
14.4	The Board shall have the power from time to time to make and vary such regulations (not being inconsistent with the Scheme) for the implementation and administration of the Scheme as it may think fit.
14.5

A person who is not a party to an Option has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Option but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act.

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15	Data protection

It is a condition of participation in the Scheme that an Option Holder agrees to the holding of information about him by the Company and any other Group Company (the “Information Holder”) and that he authorises the Information Holder and its agents and/or advisers to use such information according to these Rules for the purposes of this Scheme. It is a further condition of participation in this Scheme that each Option Holder agrees that data concerning his participation may be processed by agents and/or advisers of the Information Holder (wherever located) and, where necessary, transmitted outside of the United Kingdom. Each Option Certificate shall contain a reference to these conditions.

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EXHIBIT 5

[International Game Technology Letterhead]

April 6, 2009

International Game Technology

9295 Prototype Drive

Reno, Nevada 89521

Re:	Registration of Securities of International Game Technology

Ladies and Gentlemen:

In connection with the registration of up to 600,000 shares of Common Stock of International Game Technology, a Nevada corporation (the “Company”), par value $0.00015625 per share (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the International Game Technology Savings-Related Share Option Scheme (the “Scheme”), you have requested my opinion set forth below.

In my capacity as counsel, I have examined originals or copies of those corporate and other records of the Company I considered appropriate.

On the basis of such examination and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Scheme and relevant agreements duly authorized by and in accordance with the terms of the Scheme, and upon payment for and delivery of the Shares as contemplated in accordance with the Scheme, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

I consent to your filing this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/	David D. Johnson
__________________________________
David D. Johnson
Executive Vice President, General Counsel

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 25, 2008 relating to the financial statements of International Game Technology, Inc. and the effectiveness of International Game Technology, Inc.’s internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, effective October 1, 2007, and of FASB Statement No. 123 (revised 2004), Share-Based Payment, effective October 1, 2005) appearing in the Annual Report on Form 10-K of International Game Technology, Inc. for the year ended September 30, 2008.

/s/ Deloitte & Touche LLP __________________________________
DELOITTE & TOUCHE LLP

Costa Mesa, California
April 8, 2009